Exhibit 99.8

WILLDAN GROUP, INC. AND 360 ENERGY ENGINEERS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 15, 2015, Willdan Group, Inc. (the “Company”) acquired substantially all of the assets of 360 Energy Engineers, LLC (“360 Energy”) pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2015 (the “360 Energy Agreement”), by and among the Company, Willdan Energy Solutions (“WES”) and 360 Energy. The unaudited pro forma condensed combined financial statements presented herein are based on, and should be read in conjunction with:

•                  the Company’s historical financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 27, 2013 filed with the SEC on March 25, 2014;

•                  the Company’s historical financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the three and nine months ended September 26, 2014 filed with the SEC on November 6, 2014; and

•                  360 Energy’s historical financial statements and related notes thereto for the years ended December 31, 2013 and 2012 and the nine months ended September 30, 2014 and 2013 attached to this Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 26, 2014 reflects the acquisition of 360 Energy as if the acquisition occurred on September 26, 2014.  The pro forma condensed consolidated statements of operations for the nine months ended September 26, 2014 and the year ended December 27, 2013 are presented as if the acquisition of 360 Energy occurred on December 28, 2013 and December 29, 2012, respectively.  The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K/A.

We present the pro forma financial statements for informational purposes only.  The pro forma financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the acquisition as of the dates indicated.  In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

We prepared the pro forma financial statements using the acquisition method of accounting.  The total purchase price is $15,000,000, consisting of (i) $4,875,000 in cash paid at closing, (ii) 47,348 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) equaling $625,000 based on the volume-weighted average price of shares of Common Stock for the ten trading days immediately prior to, but not including, the closing date of the 360 Energy acquisition, (iii) $3,000,000 aggregate principal amount of a promissory note issued to 360 Energy and (iv) expected earn-out payments of $6,500,000 in cash, payable at the end of the Company’s and WES’s 2015, 2016 and 2017 fiscal years, if certain financial targets of WES’s division made up of the assets acquired from, and former employees of, 360 Energy are met during such fiscal years.  The total purchase price is allocated to the net tangible and identifiable intangible assets of 360 Energy acquired, based on their respective fair values.  The final purchase price is based on management’s current estimate of the expected earn-out payments and the purchase price allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. The final purchase price and the purchase price allocation pro forma adjustments are preliminary and have been made using our best judgment given the information currently available solely for the purpose of providing the pro forma financial statements.  The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in the pro forma financial statements.  These amounts represent management’s best estimate as of the date of this Form 8-K/A.

WILLDAN GROUP, INC. AND 360 ENERGY ENGINEERS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 26, 2014

	Company Historical	Pro Forma Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$13,374,000	$(2,875,000	)(a)	$10,499,000
Accounts receivable, net	14,100,000	—		14,100,000
Costs and estimated earnings in excess of billings on uncompleted contracts	14,046,000	—		14,046,000
Other receivables	888,000	—		888,000
Prepaid expenses and other current assets	1,375,000	41,000	(b)	1,416,000
Total current assets	43,783,000	(2,834,000)		40,949,000

Equipment and leasehold improvements, net	1,015,000	153,000	(c)	1,168,000
Goodwill	—	13,769,000	(d)	13,769,000
Other intangible assets, net	—	1,037,000	(e)	1,037,000
Other assets	554,000	—		554,000
Deferred income taxes, net of current portion	4,968,000	—		4,968,000
Total assets	$50,320,000	$12,125,000		$62,445,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	1,136,000	$—		$1,136,000
Borrowings under line of credit	—	2,000,000	(f)	2,000,000
Accounts payable	4,198,000	—		4,198,000
Purchase price payable	—	756,000	(g)	756,000
Accrued liabilities	8,722,000	—		8,722,000
Billings in excess of costs and estimated earnings on uncompleted contracts	4,430,000	—		4,430,000
Current portion of notes payable	—	1,000,000	(h)	1,000,000
Current portion of capital lease obligations	261,000	—		261,000
Current portion of deferred income taxes	3,205,000	—		3,205,000
Total current liabilities	21,952,000	3,756,000		25,708,000

Purchase price payable, less current portion	—	5,744,000	(g)	5,744,000
Notes payable, less current portion	—	2,000,000	(h)	2,000,000
Capital lease obligations, less current portion	222,000	—		222,000
Deferred lease obligations	34,000	—		34,000
Total liabilities	22,208,000	11,500,000		33,708,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $0.01 par value, 40,000,000 shares authorized; 7,634,000 and 7,375,000 shares issued and outstanding at January 2, 2015 and December 27, 2013, respectively	75,000			75,000
Additional paid-in capital	35,183,000	625,000	(i)	35,808,000
Accumulated deficit	(7,146,000)	—		(7,146,000)
Total stockholders’ equity	28,112,000	625,000		28,737,000
Total liabilities and stockholders’ equity	$50,320,000	$12,125,000		$62,445,000

Notes to Unaudited Pro Forma Condensed Combined Balance Sheets

The following are explanations of the amounts included in the accompanying pro forma condensed consolidated balance sheets:

(a)         Reflects cash payable at closing offset by Willdan drawing $2.0 million on the delayed draw term loan.

(b)         Reflects estimated prepaids and other assets acquired.

(c)          Reflects estimated equipment and leasehold improvements acquired.

(d)         Reflects estimated goodwill resulting from the acquisition.

(e)          Reflects estimated identifiable intangible assets acquired, which include backlog and non-compete agreements.

(f)           Reflects current debt incurred as a result of the acquisition.

(g)          Reflects estimated current and non-current portions of contingent consideration.

(h)         Reflects the current and non-current portions of the seller’s notes entered into as part of the acquisition.

(i)             Reflects the stock issued in connection with the acquisition.

WILLDAN GROUP, INC. AND 360 ENERGY ENGINEERS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATION

FOR THE FISCAL YEAR ENDED DECEMBER 27, 2013 AND THE NINE MONTHS ENDED SEPTEMBER 26, 2014

	Fiscal Year ended December 27, 2013			Fiscal Nine Months ended September 26, 2014
	Company	Pro Forma	Combined	Company	Pro Forma	Combined
	Historical	Adjustments	Pro forma	Historical	Adjustments	Pro forma
	(A)	(B)		(A)	(B)
Contract revenue	$85,510,000	$7,360,000	$92,870,000	$77,843,000	$9,949,000	$87,792,000
Direct costs of contract revenue:
Salaries and wages	24,098,000	421,000	24,519,000	20,495,000	466,000	20,961,000
Subconsultant services and other direct costs	24,831,000	4,795,000	29,626,000	25,471,000	5,781,000	31,252,000
Total direct costs of contract revenue	48,929,000	5,216,000	54,145,000	45,966,000	6,247,000	52,213,000
General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	20,555,000	688,000	21,243,000	15,376,000	698,000	16,074,000
Facilities and facility related	4,654,000	47,000	4,701,000	3,271,000	44,000	3,315,000
Stock-based compensation	150,000	—	150,000	174,000	—	174,000
Depreciation and amortization	517,000	342,000	859,000	329,000	305,000	634,000
Lease abandonment (recovery), net	30,000	—	30,000	—	—	—
Other	8,067,000	217,000	8,284,000	6,823,000	235,000	7,058,000
Total general and administrative expenses	33,973,000	1,294,000	35,267,000	25,973,000	1,282,000	27,255,000
Income from operations	2,608,000	850,000	3,458,000	5,904,000	2,420,000	8,324,000
Other income (expense):
Interest income	10,000	—	10,000	4,000	—	4,000
Interest expense	(94,000)	(153,000)	(247,000)	(11,000)	(117,000)	(128,000)
Other, net	238,000	—	238,000	116,000	31,000	147,000
Total other income (expense)	154,000	(153,000)	1,000	109,000	(86,000)	23,000
Income before income taxes	2,762,000	697,000	3,459,000	6,013,000	2,334,000	8,347,000
Income tax expense (benefit)	132,000	279,000	411,000	(1,356,000)	995,000	(421,000)
Net income	$2,630,000	$418,000	$3,048,000	$7,369,000	$1,399,000	$8,768,000

Earnings per share:
Basic	$0.36		$0.41	$0.99		$1.17
Diluted	$0.35		$0.40	$0.96		$1.13

Weighted-average shares outstanding:
Basic	7,355,000	47,000	7,402,000	7,440,000	47,000	7,487,000
Diluted	7,495,000	47,000	7,542,000	7,700,000	47,000	7,747,000

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following are explanations of the amounts included in the accompanying pro forma condensed consolidated statements of operations:

(A)                               Company Historical

Reflects our historical condensed consolidated statements of operations for the months ended September 26, 2014 and the year ended December 27, 2013.

(B)                               Pro Forma Adjustments

The pro forma condensed consolidated statements of operations for the nine months ended September 26, 2014 and the year ended December 27, 2013 are presented as if the acquisition of 360 Energy occurred on December 28, 2013 and December 29, 2012, respectively.  The pro forma adjustments to the historical financial statements of 360 Energy are computed as follows:

	Fiscal Year Ended December 27, 2013				Fiscal Nine Months Ended September 26, 2014
	360 Energy			Pro Forma	360 Energy			Pro Forma
	Historical	Adjustments		Adjustments	Historical	Adjustments		Adjustments
	(1)				(1)
Contract revenue	$7,360,000	$—		$7,360,000	$9,949,000	$—		$9,949,000
Direct costs of contract revenue:
Salaries and wages	421,000	—		421,000	466,000	—		466,000
Subconsultant services and other direct costs	4,795,000	—		4,795,000	5,781,000	—		5,781,000
Total direct costs of contract revenues	5,216,000	—		5,216,000	6,247,000	—		6,247,000
General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	688,000	—		688,000	698,000	—		698,000
Facilities and facilities related	47,000	—		47,000	44,000	—		44,000
Stock-based compensation	—	—		—	—	—		—
Depreciation and amortization	8,000	334,000	(2)	342,000	16,000	289,000	(2)	305,000
Lease abandonment (recovery), net	—	—		—	—	—		—
Other	217,000	—		217,000	235,000	—		235,000
Total general and administrative expenses	960,000	334,000		1,294,000	993,000	289,000		1,282,000
Income (loss) from operations	1,184,000	(334,000)		850,000	2,709,000	(289,000)		2,420,000
Other income (expense):
Interest income	—	—		—	—	—		—
Interest expense	—	(153,000	)(3)	(153,000)	—	(117,000	)(3)	(117,000)
Other, net	—	—		—	31,000	—		31,000
Total other income (expense)	—	(153,000)		(153,000)	31,000	(117,000)		(86,000)
Income (loss) before income taxes	1,184,000	(487,000)		697,000	2,740,000	(406,000)		2,334,000
Income tax expense (benefit)	—	279,000	(4)	279,000	—	935,000	(4)	935,000
Net income (loss)	$1,184,000	$(766,000)		$418,000	$2,740,000	$(1,341,000)		$1,399,000

(1)                        Reflects 360 Energy’s condensed statement of operations for the nine months ended September 26, 2014 and the year ended December 27, 2013.

(2)                        Reflects amortization of the preliminary estimated fair values of intangible assets related to the value of 360 Energy’s existing contracts and non-competes.  The amount is comprised of amortization for the twelve and nine months, respectively.

(3)                        Reflects increased interest expense resulting from the borrowing of $2.0 million based on the current interest rate of 2.75% under the Company’s revolving credit facility.  Loans made under the Company’s revolving line of credit accrue interest at either (i) a floating rate equal to 0.75% above the base rate in effect from time to time or (ii) a floating rate of 1.75% above LIBOR, with the interest rate to be selected by the Company.  Also included in interest expense is the interest expense related to the seller note.

(4)                        Reflects increased income tax expense resulting from 360 Energy no longer qualifying as an S Corporation due to the acquisition of Abacus by the Company, partially offset by decreased income tax expense for the Company as a result of increased interest expense discussed in (3) above.  The pro forma income tax expense adjustment also reflects the income tax expense on the effect of deducting the amortization discussion in (2) above.